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                                                                    EXHIBIT 10.4

        SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT ("Amendment") is entered into as of April 12, 2006, by and among WARRIOR ENERGY SERVICES CORPORATION (formerly known as Black Warrior Wireline Corp.), a Delaware corporation ("Borrower"), the other Credit Parties signatory hereto and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital"), for itself, as Lender, and as Agent for Lenders (in such capacity, the "Agent").

                                    RECITALS

         A. Borrower, the other Credit Parties signatory thereto, GE Capital, the other Lenders signatory thereto from time to time and the Agent are parties to a certain Second Amended and Restated Credit Agreement, dated as of December 16, 2005, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of March 15, 2006 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement).

         B. Borrower has requested that the Agent and the Lenders amend the Credit Agreement in certain respects and the Agent and the Lenders have agreed to amend the Credit Agreement subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

                                  A. AMENDMENTS

                  1 Amendment to Annex A. The Credit Agreement is amended by inserting the following new definitions of "Ford Cross Collateral Cross Default Agreement", "Second Amendment" and "Second Amendment Effective Date" into Annex A of the Credit Agreement in the appropriate alphabetical order:

                  "Ford Cross Collateral Cross Default Agreement" means that certain Cross Collateral Cross Default Agreement, dated on or about the Second Amendment Effective Date, between Borrower and Ford Motor Credit Company, in form and substance satisfactory to Agent.

                  "Second Amendment" means the Second Amendment to Second Amended and Restated Credit Agreement, dated as of April 12, 2006, by and among Borrower, the other Credit Parties signatory thereto, Agent and Lenders.

                  "Second Amendment Effective Date" means the date on which the conditions precedent set forth in Section B of the Second Amendment are satisfied.

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                  2 Amendment to Section 1.3. Section 1.3 of the Credit
Agreement is hereby amended by deleting paragraph (b)(v) of such Section in its entirety and replacing it with the following paragraph (b)(v):

                  (v) If the Borrower issues any Stock in a public offering, other than Stock issued upon the exercise of warrants, options or other convertible securities, or the exchange of the foregoing for Stock, outstanding on the Closing Date, on or before May 15, 2006, no later than the Business Day following the date of receipt of the cash proceeds thereof, Borrower shall prepay the Loans, the Second Lien Loans and the Junior Capital in an amount equal to all such cash proceeds up to $150,000,000, less underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith and less monies payable to existing shareholders with respect to up to 616,303 of shares of Stock held by shareholders who have elected to sell their shares of Stock in the public offering (the "Net Equity Proceeds"), in the following manner:

                           (A) 100% of the first $50,000,000 in Net Equity Proceeds received by the Borrower shall be applied to prepay or redeem the Junior Capital;

                           (B) Net Equity Proceeds in excess of $50,000,000 and up to $75,000,000 received by the Borrower shall be allocated 40% to prepay or redeem the Junior Capital, 60% to prepay the Second Lien Loans;

                           (C) Net Equity Proceeds in excess of $75,000,000 and up to $100,000,000 received by the Borrower shall be allocated 60% to prepay or redeem the Junior Capital, 40% to prepay the Second Lien Loans; and

                           (D) Net Equity Proceeds in excess of $100,000,000 received by the Borrower shall be allocated 80% to prepay or redeem the Junior Capital, 20% to prepay the Second Lien Loans.

                  To the extent the Junior Capital is paid in full under the foregoing provisions prior to the prepayment in full of the Second Lien Loans, the remaining Net Equity Proceeds shall be allocated 100% to the Second Lien Loans. To the extent the Second Lien Loans are paid in full under the foregoing provisions, the remaining Net Equity Proceeds shall be allocated 100% to the Loans. Notwithstanding the foregoing, if any Event of Default has occurred and is continuing, and Agent has notified Borrower in writing of such Event of Default (or Second Lien Agent has notified Borrower in writing of the equivalent event of default under the Second Lien Credit Agreement), at the time the Borrower receives Net Equity Proceeds, 100% of such Net Equity Proceeds shall be allocated to the Loans, without application of any portion thereof to Junior Capital or Second Lien Loans. Any Net Equity Proceeds allocated in this clause (v) to prepay the Loans shall be applied in accordance with Section 1.3(c).

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                  3 Amendment to Section 6.3. Section 6.3 of the Credit
Agreement is hereby amended by deleting paragraph (a) of such Section in its entirety and replacing it with the following paragraph (a):

                  (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c), (ii) the Loans and the other Obligations,
         (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v) Permitted Insurance Premium Indebtedness in an aggregate amount not to exceed $3,500,000 at any one time outstanding, (vi) Indebtedness specifically permitted under
         Section 6.17, (vii) Second Lien Loans in an aggregate principal amount not to exceed $25,000,00; provided, that upon repayment in full of the Second Lien Loans with the Net Equity Proceeds in accordance with
         Section 1.3(b), in an aggregate principal amount not to exceed $0,
         (viii) Indebtedness under interest rate protection or hedging agreement or transaction (including, but not limited to, interest rate swaps, caps, collars, floors and similar transactions) designed to protect or manage exposure to the fluctuations in the interest rates applicable to any of the Loans and Second Lien Loans, and (ix) Indebtedness incurred in connection with the Aircraft Acquisition in an aggregate amount not to exceed $3,260,000.

                  4 Amendment to Section 6.7. Section 6.7 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following Section 6.7:

                  6.7 Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing the Indebtedness described on Disclosure Schedule (6.3) and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property; (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $2,000,000 outstanding at any one time for all such Liens (provided that (i) such Liens attach only to the assets subject to such purchase money debt, or in the case of Liens of Ford Motor Credit Company in accordance with the Ford Cross Collateral Cross Default Agreement, only to vehicles financed by Ford Motor Credit Company and
         (ii) such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets); (d) Liens securing the Second Lien Loan, subject to the terms of the Intercreditor Agreement (e) Liens securing the Subordinated Debt, subject to the terms of the Subordination Agreements (provided that Liens securing the Excluded Subordinated Note shall be permitted hereunder for 45 days after the Closing Date notwithstanding that such Liens are not subject to a Subordination Agreement) and (f) Liens securing the Indebtedness permitted under Section 6.3(a)(ix) to the extent such Liens attach only to the 1989 Citation V Jet Aircraft being acquired pursuant to the Aircraft Acquisition Agreement. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except the Second Lien Loan Documents, operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

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                  5 Amendment to Annex F. Annex F of the Credit Agreement is
hereby amended by deleting paragraph (a) of such Annex in its entirety and replacing it with the following paragraph (a):

                  (a) Maximum Capital Expenditures. Commencing with Fiscal Year 2006, Borrower and its Subsidiaries on a consolidated basis shall not make Capital Expenditures (other than Capital Expenditures made by the Borrower that are financed entirely with the proceeds of CapEx Loans) during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

                  Period                        Maximum Capital Expenditures per
                                                Period

                  Fiscal Year 2006              $10,000,000
                  each Fiscal Year thereafter    $6,500,000

         provided, however, that the foregoing amount of permitted Capital Expenditures will be increased in any period by the positive amount (if any) equal to the difference obtained by taking the Capital Expenditures limit specified above for the immediately prior period minus the actual amount of any Capital Expenditures expended during such prior period (the "Carry Over Amount"), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the last amount spent on Capital Expenditures in that succeeding year.


                             B. CONDITIONS PRECEDENT

         Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Agent and the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, Borrower shall have no rights under this Amendment and the Agent and the Lenders shall not be obligated to take, fulfill or perform any action hereunder, until the Agent shall have received the following:

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                  (a) counterparts of this Amendment duly executed by all
         parties hereto, in form and substance satisfactory to the Agent and its counsel;

                  (b) fully executed copies of the Second Amendment to Second Lien Credit Agreement and the Consent Letter with regard to the Intercreditor Agreement and final and complete copies of each of the other documents executed in connection therewith, each of which shall be in full force and effect on the Second Amendment Effective Date and shall be in form and substance satisfactory to Agent;

                  (c) a true and correct copy of the Ford Cross Collateral Cross Default Agreement; and

                  (d) such other certificates, documents and agreements respecting Borrower as the Agent may request in its reasonable discretion, in form and substance satisfactory to the Agent and its counsel.

         Upon receipt by the Agent of the documents described in the foregoing clauses (a), (b), (c) and (d), this Amendment shall become effective as of April 12, 2006.

                        C. REPRESENTATIONS AND WARRANTIES

         Each Credit Party hereby represents and warrants to the Lenders and the Agent that:

         1. The execution, delivery and performance by such Credit Party of this Amendment (a) are within such Credit Party's corporate power; (b) have been duly authorized by all necessary corporate and shareholder action; (c) are not in contravention of any provision of such Credit Party's certificate of incorporation or bylaws or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such Subsidiary or any of their respective property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries; and (g) do not require the consent or approval of any Governmental Authority or any other Person;

         2. This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies in general; and

         3. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

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                               D. OTHER AGREEMENTS

         1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

         2. Reaffirmations and Acknowledgments.

         (a) Reaffirmation. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents, effective as of the date hereof and after giving effect to this Amendment.

         (b) Acknowledgment of Perfection of Security Interest. Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Agent and the Lenders under the Credit Agreement and the other Loan Documents securing the Loans are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents

         3. Expenses. Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and enforcement of this Amendment, the closing hereof, and any other transactions contemplated hereby, including the fees and out-of-pocket expenses of Agent's counsel.

         4. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         5. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

         6. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

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         7. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

         8. Release. Each Credit Party hereby releases, acquits, and forever discharges the Agent and each of the Lenders, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of the Agent and the Lenders, from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including reasonable attorneys' fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which such Credit Party may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of the Agent or the Lenders existing or occurring prior to the date of this Amendment or any instrument executed prior to the date of this Amendment including, without limitation, any claims, liabilities or obligations arising with respect to the Credit Agreement or the other of the Loan Documents, other than claims, liabilities or obligations caused by Agent's or any Lender's own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The provisions of this paragraph shall be binding upon each Credit Party and shall inure to the benefit of Agent, the Lenders, and their respective heirs, executors, administrators, successors and assigns.

                            [SIGNATURE PAGES FOLLOW]

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         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.


                                         WARRIOR ENERGY SERVICES
                                         CORPORATION, as Borrower


                                         By:
                                             -----------------------------------
                                               Name: William L. Jenkins
                                               Title: Chief Executive Officer





                     [SIGNATURE PAGE TO SECOND AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

                                         GENERAL ELECTRIC CAPITAL
                                         CORPORATION, as Agent and a Lender



                                         By:
                                             -----------------------------------
                                               Name:
                                               Title:  Duly Authorized Signatory





                     [SIGNATURE PAGE TO SECOND AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT]
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                                         CIT BUSINESS CREDIT, INC., as a Lender



                                         By:
                                             -----------------------------------
                                               Name:
                                               Title:





                     [SIGNATURE PAGE TO SECOND AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT]
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                                         LASALLE BUSINESS CREDIT, LLC, as a
                                         Lender



                                         By:
                                             -----------------------------------
                                               Name:
                                               Title:





                     [SIGNATURE PAGE TO SECOND AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT]